(Multicurrency-Cross Border)
ISDA

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of April 7, 2006

CREDIT SUISSE INTERNATIONAL	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SECURITIES ADMINISTRATOR UNDER THE TRUST AGREEMENT IN RESPECT OF BASIC ASSET BACKED SECURITIES TRUST 2006-1

have entered and/or anticipate entering into one or more transactions (each a Transaction) that are or will be governed by this Master Agreement, which includes the schedule (the Schedule), and the documents and other confirming evidence (each a Confirmation) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.     Interpretation

(a)     Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)     Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c)     Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this Agreement), and the parties would not otherwise enter into any Transactions.

2.     Obligations

(a)     General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)     Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)     Netting. If on any date amounts would otherwise be payable:

(i)     in the same currency; and

(ii)     in respect of the same Transaction,

by each party to the other, then, on such date, each partys obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)     Deduction or Withholding for Tax.

(i)     Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (X) will:

(1)     promptly notify the other party (Y) of such requirement;

(2)     pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)     promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)     if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

(A)     the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)     the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)     Liability. If:

(1)     X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)     X does not so deduct or withhold; and

(3)     a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)     Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.     Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:

(a)     Basic Representations.

(i)     Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)     Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)     No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)     Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)     Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)     Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)     Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)     Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)     Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)     Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.     Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a)     Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)     any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)     any other documents specified in the Schedule or any Confirmation; and

(iii)     upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)     Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)     Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)     Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)     Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (Stamp Tax Jurisdiction) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other partys execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.     Events of Default and Termination Events

(a)     Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an Event of Default) with respect to such party:

(i)     Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)     Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)      Credit Support Default.

(1)     Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)     the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)     the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)     Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)     Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)     Cross Default. If Cross Default is specified in the Schedule as applying to, the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)     Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

(1)     is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)     Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer.

(1)     the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)     the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)     Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:

(i)     Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

(1)     to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)     to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)     Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)     Tax Event Upon Merger. The party (the Burdened Party) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)     Credit Event Upon Merger. If Credit Event Upon Merger is specified in the Schedule as applying to the party, such party (X), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)     Additional Termination Event. If any Additional Termination Event is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)     Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.     Early Termination

(a)     Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the Defaulting Party) has occurred and is then continuing, the other party (the Non-defaulting Party) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, Automatic Early Termination is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)     Right to Terminate Following Termination Event.

(i)     Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)     Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other partys policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)      Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)     Right to Terminate. If:

(1)     a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)     an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)     Effect of Designation.

(i)     If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)     Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)     Calculations.

(i)     Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)     Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)     Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either Market Quotation or Loss, and a payment method, either the First Method or the Second Method. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that Market Quotation or the Second Method, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)     Events of Default. If the Early Termination Date results from an Event of Default:

(1)     First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)     First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3)     Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)     Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Partys Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)     Termination Events. If the Early Termination Date results from a Termination Event:

(1)      One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)     Two Affected Parties. If there are two Affected Parties:

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (X) and the Settlement Amount of the party with the lower Settlement Amount (Y) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (X) and the Loss of the party with the lower Loss (Y).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)     Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)     Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.     Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a)     a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)     a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.     Contractual Currency

(a)     Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the Contractual Currency). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)     Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term rate of exchange includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)     Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)     Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.     Miscellaneous

(a)     Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)     Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)     Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)     Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)     Counterparts and Confirmations.

(i)     This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)     The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)     No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)     Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.     Offices; Multibranch Parties

(a)     If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)     Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)     If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.     Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.     Notices

(a)     Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

(i)     if in writing and delivered in person or by courier, on the date it is delivered;

(ii)     if sent by telex, on the date the recipients answerback is received;

(iii)     if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the senders facsimile machine);

(iv)     if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)     if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)     Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.     Governing Law and Jurisdiction

(a)     Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)     Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (Proceedings), each party irrevocably:

(i)     submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)     waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)     Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any partys Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)     Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.     Definitions

As used in this Agreement:

Additional Termination Event has the meaning specified in Section 5(b).

Affected Party has the meaning specified in Section 5(b).

Affected Transactions means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

Affiliate means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, control of any entity or person means ownership of a majority of the voting power of the entity or person.

Applicable Rate means:

(a)     in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)     in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)     in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)     in all other cases, the Termination Rate.

Burdened Party has the meaning specified in Section 5(b).

Change in Tax Law means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

consent includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

Credit Event Upon Merger has the meaning specified in Section 5(b).

Credit Support Document means any agreement or instrument that is specified as such in this Agreement.

Credit Support Provider has the meaning specified in the Schedule.

Default Rate means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of finding the relevant amount plus 1% per annum.

Defaulting Party has the meaning specified in Section 6(a).

Early Termination Date means the date determined in accordance with Section 6(a) or 6(b)(iv).

Event of Default has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

Illegality has the meaning specified in Section 5(b).

Indemnifiable Tax means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

law includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and lawful and unlawful will be construed accordingly.

Local Business Day means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

Loss means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a partys legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

Market Quotation means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the Replacement Transaction) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

Non-default Rate means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

Non-defaulting Party has the meaning specified in Section 6(a).

Office means a branch or office of a party, which may be such partys head or home office.

Potential Event of Default means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

Reference Market-makers means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

Relevant Jurisdiction means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

Scheduled Payment Date means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

Set-off means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

Settlement Amount means, with respect to a party and any Early Termination Date, the sum of the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

such partys Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

Specified Entity has the meanings specified in the Schedule.

Specified Indebtedness means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

Specified Transaction means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

Stamp Tax means any stamp, registration, documentation or similar tax.

Tax means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

Tax Event has the meaning specified in Section 5(b).

Tax Event Upon Merger has the meaning specified in Section 5(b).

Terminated Transactions means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if Automatic Early Termination applies, immediately before that Early Termination Date).

Termination Currency has the meaning specified in the Schedule.

Termination Currency Equivalent means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the Other Currency), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

Termination Event means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

Termination Rate means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

Unpaid Amounts owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CREDIT SUISSE INTERNATIONAL	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SECURITIES ADMINISTRATOR UNDER THE TRUST AGREEMENT IN RESPECT OF BASIC ASSET BACKED SECURITIES TRUST 2006-1
(Party A)	(Party B)
By: /s/ Steven J. Reiss	By: /s/ Amy Doyle
Name: Steven J. Reiss	Name: Amy Doyle
Title: Authorized Signatory	Title: Vice President
Date: April 7, 2006 By: /s/ Barry Dixon Name: Barry Dixon Title: Authorized Signatory Date: April 7, 2006	Date: April 7, 2006

SCHEDULE
to the
Master Agreement

dated as of April 7, 2006

between

CREDIT SUISSE INTERNATIONAL	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SECURITIES ADMINISTRATOR UNDER THE TRUST AGREEMENT IN RESPECT OF BASIC ASSET BACKED SECURITIES TRUST 2006-1
_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)

"Specified Entity" means in relation to Party A for the purpose of:

Section 5(a)(v),

Not Applicable

Section 5(a)(vi),

Not Applicable

Section 5(a)(vii),

Not Applicable

Section 5(b)(iv),

Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),

Not Applicable

Section 5(a)(vi),

Not Applicable

Section 5(a)(vii),

Not Applicable

Section 5(b)(iv),

Not Applicable

(b)

"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)

Certain Events of Default.  The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.

Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B, unless Party A has posted collateral under the Credit Support Annex, in which case it will apply to Party B.

Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d)

Termination Events.  The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and Party B.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)

The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f)

Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)

Loss will apply.

(ii)

The Second Method will apply.

(g)

"Termination Currency" means United States Dollars.

(h)

Additional Termination Events.  The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

(i)

Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b).  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)

The Trust Agreement dated as of March 1, 2006 among Banccap Asset Securitization Issuance Corporation, as Depositor, Ocwen Loan Servicing, LLC, as Servicer, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association as Trustee for BASIC Asset Backed Securities Trust 2006-1, as amended and supplemented from time to time (the Trust Agreement) or other transaction document is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Trust Agreement.

(iii) The termination of the Trust pursuant to Article 9 of the Trust Agreement.

(iv) Party A fails to comply with its obligations under Section 3 of the Disclosure Agreement, dated April 7, 2006, between Banccap Asset Securitization Corporation, Banccap Advisors, LLC, Wells Fargo Bank, National Association, as master servicer and securities administrator, and Party A.

Part 2

Tax Representations.

(a)

Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where relia nce is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)

Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)

Party A makes the following representation to Party B:

(A)

Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.

(B)

Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

(C)

Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

(D)

Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(ii)

Party B makes no representations for the purpose of Section 3(f) of this Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)

Tax forms, documents or certificates to be delivered are:— None

(b) Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Certified copy of the board of directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

		Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B

Incumbency certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes
Party A and B

An opinion of counsel to such party (or, in the case of Party B, counsel to the Securities Administrator) as to the enforceability of this Agreement that is reasonably satisfactory in form and substance to the other party.

		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No
Party B	All opinions of counsel to Party B and counsel to the Servicer, delivered as of the Closing Date	Upon execution of this Agreement	No
Party B	Such other information in connection with the Certificates or the Trust Agreement in the possession of Party B as Party A may reasonably request.	Upon request	No
Party B	An executed copy of the Trust Agreement.	Upon execution of this Agreement	Yes

Part 4.

Miscellaneous.

(a)

Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1)

Address for notices or communications to Party A (other than by facsimile):-

Address:

One Cabot Square

Attention:

(1)

Head of Credit Risk Management;

London E14 4QJ

(2)

Managing Director -

England

Operations Department;

(3)

Managing Director - Legal Department

Telex No.:

264521

Answerback:

CSI G

(For all purposes.)

(2)

For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

Facsimile No.:

44 20 7888 2686

Attention:

Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii):  Senior Legal Secretary

Party B:

Address for notices or communications to Party B:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention:    Client Manager, BASIC 2006-1

Telephone No.:  (410) 884-2000

Facsimile No.:  (410) 715-2380

(b)

Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention:

General Counsel

Legal and Compliance Department

Party B appoints as its Process Agent:  Not applicable.

(c)

Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)

Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent. The Calculation Agent is Party A.

(f)

Credit Support Document. Credit Support Document means:-

With respect to Party A:  The Credit Support Annex.

With respect to Party B:  The Credit Support Annex.

(g)

Credit Support Provider.

Credit Support Provider means in relation to Party A:  Not applicable.

Credit Support Provider means in relation to Party B:  Not applicable.

(h)

Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)

Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j)

"Affiliate."  Each of Party A and Party B shall be deemed to have no Affiliates.

Part 5.

Other Provisions.

(a)

Definitions.

Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Trust Agreement.  In the event of any inconsistency between the terms of this Agreement and the terms of the Trust Agreement, this Agreement will govern.

(b)

Downgrade Provisions.

(1)

It shall be a collateralization event (Collateralization Event) if:

(A) (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. (Moody's) or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade),

(B) no short-term rating is available from Moody’s and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade),

(C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P, or

(D) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A" by Fitch, Inc. (Fitch), or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "F-1" by Fitch.

During any period in which a Collateralization Event is occurring, Party A shall, at its own expense and within thirty (30) calendar days of such Collateralization Event, either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the Credit Support Annex), (ii) furnish a guarantee of Party A's obligations under this Agreement that is subject to the satisfaction of the S&P Ratings Condition from a guarantor that satisfies the Hedge Counterparty Ratings Requirement (as defined herein), or (iii) obtain a substitute counterparty (and provide prior written notice to each Rating Agency with respect thereto) that (a) is reasonably acceptable to Party B, (b) satisfies the Hedge Counterparty Ratings Requirement and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and sub stance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable, provided further, that satisfaction of the S&P Ratings Condition shall be required for any transfer of any Transactions under this clause (iii) unless such transfer is in connection with the assignment and assumption of this Agreement by such substitute counterparty without modification of its terms, other than the following terms:  party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto).  To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall deliver to each Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion acceptable to S&P as to the enforceability of the Credit Support Annex and which confirms that, notwithstanding the commencement of a case under the Bankruptcy Code with respect to Party A, the collateral will (a) be available to meet swap obligations notwithstanding the automatic stay and (b) if delivered pre-bankruptcy, will not be subject to recovery as preferences or constructive fraudulent conveyances, in each case subject to standard qualifi cations and assumptions.

Hedge Counterparty Ratings Requirement shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody’s (and if rated "A1" by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P-1" by Moody’s (and if rated "P-1&qu ot; by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody’s (and if rated "Aa3" by Moody’s, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch.  For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlle d by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

S&P Ratings Condition shall mean prior written confirmation from S&P that a proposed action will not cause the downgrade or withdrawal of the then current ratings of any outstanding Offered Certificates.

Rating Agency shall mean each of S&P, Moody's, Fitch and Dominion Bond Rating Service, Inc.

(2)

It shall be a ratings event (Ratings Event) if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold.  Hedge Counterparty Ratings Threshold shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody’s (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P-2" by Moody’s (and such rating is not on watch for possible downgrade), and (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of P arty A are rated at least "BBB+" by Fitch, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "F-2" by Fitch.

(3)

Following a Ratings Event, Party A shall take the following actions:

(a)

Party A, at its sole expense, shall (i) commence actively to seek to obtain a substitute counterparty and, in the case of a Ratings Event pursuant to subparagraph (A) of the definition of "Hedge Counterparty Ratings Threshold" or if at any time after the date hereof S&P withdraws all of Party A's ratings and no longer rates Party A, Party A shall within 10 Business Days, subject to extension upon S&P Ratings Condition, of the Ratings Event obtain a substitute counterparty (and provide written notice to each Rating Agency with respect thereto), that (A) satisfies the Hedge Counterparty Ratings Requirement and (B) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterpa rty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable; provided further that satisfaction of the S&P Ratings Condition shall be required within such 10 Business Days or longer period, as applicable, for any transfer of any Transaction under this clause (a)(i) unless such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms by such counterparty, other than the following terms:  party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitut e counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto) and (ii) be required to post collateral as set forth in (b) below;

(b)

in the case of a Ratings Event pursuant to subparagraph (B) or (C) of the definition of "Hedge Counterparty Ratings Threshold", if Party A has not obtained a substitute counterparty as set forth in (3)(a) above within 30 days of the Ratings Event, then Party A shall continue to seek a substitute counterparty and, on or prior to the expiration of such period, post collateral according to the terms of the Credit Support Annex.  Notwithstanding anything contained herein to the contrary, if Party A is required to transfer its rights and obligations under this Agreement pursuant to this Part 5(b)(3) as a result of a rating issued by S&P, Party A shall, at all times prior to such transfer, be required to post collateral in accordance with (i) the terms of the Credit Support Annex or (ii) an agreement with Party B providing for the posting of collateral, which agreement shall be subject to Rating Agency Approval and will require Party A to post the required collateral.

Rating Agency Approval shall mean prior written confirmation from S&P, Moody's and Fitch that such amendment will not cause them to downgrade or withdraw its then-current ratings of any outstanding Offered Certificates.

(c)

Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)

Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2)

Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)

Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)

Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)

Section 4 is hereby amended by adding the following new agreement:

(f) Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and, if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e)

Section 1(c).  For purposes of Section 1(c) of the Agreement, the Transaction with External ID: 53115074N3 shall be the sole Transaction under the Agreement.

(f)

Transfer.  Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a Transferee) o n at least five Business Days’ prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer.  Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.  Notwithstanding the foregoing, no such transfer shall be made unless the transfer ring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Offered Certificates will not be reduced or withdrawn, provided, however, that this provision shall not apply to any transfer that is made pursuant to the provisions of Part 5(b) of this Agreement.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement without the prior written consent of Party B but with prior written notice to S&P, to an Affiliate of Party A that satisfies the Hedge Counterparty Rating Requirements or that has furnished a guarantee, subject to S&P Ratings Condition, of the obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Rating Requirements; provided that satisfaction of the S&P Ratings Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate the substitute counterparty of the type included in S ection (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto).

(g)

Securities Administrator Capacity.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, NA (the Securities Administrator) not individually or personally but solely as securities administrator of Party B, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by the Securities Administrator but is made and intended for the purpose of binding only Party B,  (iii) nothing herein contained shall be construed as creating any liability on the part of the Securities Administrator, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being e xpressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of Party B in accordance with the terms of the Trust Agreement.

(h)

Party B Representations.  Party B represents that:

(i)

Status.  The Securities Administrator is securities administrator of Party B whose appointment is valid and effective both under the laws of the State of New York and under the Trust Agreement, and the Securities Administrator has the power to own assets in its capacity as securities administrator of Party B.

(ii)

Powers. In its capacity as trustee of Party B, the Securities Administrator has power under the Trust Agreement to execute this Agreement and any other documentation relating to this Agreement that the Securities Administrator is executing and delivering on behalf of Party B, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of Party B) under this Agreement and any obligations (on behalf of Party B) under any Credit Support Document to which Party B is party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)

No violation or conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Securities Administrator or Party B, any provision of the
Trust Agreement, any order or judgment of any court or other agency of government applicable to the Securities Administrator, Party B or any assets of Party B, or any contractual restriction binding on or affecting the Securities Administrator, Party B or any assets of Party B;

(iv)

Consents. All governmental and other consents that are required have been obtained by Party B with respect to this Agreement or any Credit Support Document to which Party B is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

(v)

Obligations binding. The obligation of Party B under this Agreement and any Credit Support Document to which Party B is party constitute legal, valid and binding obligations of Party B, enforceable against Party B in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to Party B or the Securities Administrator which would or might prevent the Securities Administrator from having recourse to the assets of Party B for the purposes of meeting such obligations.

(i)

Proceedings.  Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates.  Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding or (iii) from taking any action (not otherwise mentioned in this paragraph) which will prevent an impairment of any right afforded to it under the Trust Agreement as a third party beneficiary.

(j)

Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

"to another account in the same legal and tax jurisdiction as the original account"

(k)

Trust Agreement.

Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Trust Agreement and Party B will obtain the prior written consent of Party A to any such amendment or modification, where such consent is required under the terms of the Trust Agreement.

(l)

Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement.  The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(m)

Notice of Certain Events or Circumstances.  Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(n)

Regarding Party A.  Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for:  (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Trust Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Offered Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(o)

Rating Agency Approval on Amendment.  In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have received Rating Agency Approval.

(p)

Limited Recourse; Non-petition.  The liability of Party B in relation to this Agreement and any Confirmation hereunder is limited in recourse to assets in the Trust and payments of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Trust Agreement.  Upon application of all of the assets in the Trust (and proceeds thereon) in accordance with the Trust Agreement, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.  Party A hereby agrees that, notwithstanding any provision of this agreement to the contrary, Party B's obligations to pay any amounts owing under Section 6(e) of this Agreement where Party A is either the Defaulting Party or the sole Affected Party shall be subject to the payment priority described at Section 4. 01. of the Trust Agreement and Party A's right to receive payment of such amounts shall be subject to the payment priority described at Section 4.01 of the Trust Agreement.

(q)

Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(r)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.  Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(s)

Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(t)

Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(u)

Section 5(a)(iii)(1) of this Agreement is hereby deleted and replaced with the following:

"(1) The occurrence of an Event of Default under any Credit Support Document if such Event of Default is continuing after any applicable grace period has elapsed;"

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

CREDIT SUISSE INTERNATIONAL	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SECURITIES ADMINISTRATOR UNDER THE TRUST AGREEMENT IN RESPECT OF BASIC ASSET BACKED SECURITIES TRUST 2006-1
("Party A")	("Party B")

By: /s/ Steven J. Reis Name: Steven J. Reis Title: Authorized Signatory	By: /s/ Amy Doyle Name: Amy Doyle Title: Vice President
By: /s/ Barry Dixon Name: Barry Dixon Title: Authorized Signatory

CREDIT SUISSE INTERNATIONAL

One Cabot    Telephone 020 7888 8888

London E14 4QJ

 www.credit-suisse.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

One Cabot Square,

    Telephone 020 7888 8888

London E14 4QJ

 www.csfb.com

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

One Cabot Square,

    Telephone 020 7888 8888

London E14 4QJ

 www.csfb.com

 Wells Fargo Bank, N.A., not in its individual

capacity but solely as securities administrator

under the Trust Agreement in respect of

BASIC Asset Backed Securities Trust 2006-1

External ID: 53115074N3

___________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means Wells Fargo Bank, N.A., not in its individual capacity but solely as securities administrator under the Trust Agreement in respect of BASIC Asset Backed Securities Trust 2006-1

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.  References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of  7 April 2006, as amended and supplemented from time to time (the "Agreement"), between you and us, as if such Agreement were in effect on the Trade Date.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.

The terms of the particular Transaction to which this Confirmation relates are as follows:

			Notional Amount	USD 195,458,006.26
subject to adjustment as set out in the Additional Terms attached hereto

		Trade Date:	31 March 2006

		Effective Date:	7 April 2006

		Termination Date:	25 November 2009, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Amounts
		Floating Rate Payer	CSIN

		Floating Rate Payer Period End Date:	The 25th of each month, commencing on 25 July 2006, subject to adjustment in accordance with the Following Business Day Convention.

		Floating Rate Payer Payment Date:	One Business Day prior to each Fixed Rate Payer Period End Date.

		Floating Rate Payer Initial Calculation Period:	From and including 26 June 2006 up to but excluding the Period End Date scheduled to occur in July 2006.

		Floating Rate Option:	USD-LIBOR-BBA

		Designated Maturity:	1 month

		Spread:	None

Floating Rate
		Day Count Fraction:	Actual/360

		Reset Dates:	The first day of each Calculation Period

		Compounding:	Inapplicable

Fixed Amounts:

		Fixed Amount Payer:	Counterparty

Fixed Amount Payer
		Period End Date:	The 25th of each month, commencing on 25 July 2006, using No Adjustment.

Fixed Rate Payer
		Payment Date:	One Business Day prior to each Fixed Rate Payer Period End Date.

Fixed Rate Payer
		Initial Calculation Rate	From and including 25 June 2006 up to but excluding the Period End Date scheduled to occur in July 2006.

		Fixed Rate:	5.277%

Fixed Rate
		Day Count Fraction:	30/360

	Business Days:		New York and London

	Calculation Agent:		CSIN

3.	Account Details:

		Payments to CSIN:	As advised separately in writing

		Payments to Counterparty:	Wells Fargo Bank, NA
ABA 121-000-248
Account Number: 3970771416
Account Name: Corporate Trust Clearing
FFC: 50911001, BancCap 2006-1 Supplemental interest trust account

Credit Suisse International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

For the purpose of facilitating this Transaction,, as Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Notional Amount:
25-July-2006	USD 195,458,006.26
25-August-2006	USD 190,156,397.46
25-September-2006	USD 184,286,374.74
25-October-2006	USD 177,875,851.93
25-November-2006	USD 170,719,810.59
25-December-2006	USD 163,406,470.17
25-January-2007	USD 156,020,762.63
25-February-2007	USD 148,952,827.05
25-March-2007	USD 142,193,088.30
25-April-2007	USD 135,728,058.65
25-May-2007	USD 129,544,842.51
25-June-2007	USD 122,510,613.87
25-July-2007	USD 116,904,986.37
25-August-2007	USD 111,543,520.33
25-September-2007	USD 106,415,540.41
25-October-2007	USD 101,510,839.51
25-November-2007	USD 96,799,585.13
25-December-2007	USD 91,852,544.23
25-January-2008	USD 84,504,278.34
25-February-2008	USD 73,686,491.61
25-March-2008	USD 64,248,899.78
25-April-2008	USD 56,241,984.97
25-May-2008	USD 49,490,415.02
25-June-2008	USD 31,959,307.77
25-July-2008	USD 12,936,639.97
25-August-2008	USD 12,328,327.35
25-September-2008	USD 11,856,789.86
25-October-2008	USD 11,404,003.07
25-November-2008	USD 10,969,161.58
25-December-2008	USD 10,551,586.03
25-January-2009	USD 10,150,498.12
25-February-2009	USD 9,765,209.21
25-March-2009	USD 9,396,008.75
25-April-2009	USD 9,055,097.20
25-May-2009	USD 8,251,246.09
25-June-2009	USD 7,888,243.36
25-July-2009	USD 7,604,735.53
25-August-2009	USD 7,281,089.03
25-September-2009	USD 7,017,951.55
25-October-2009	USD 6,764,397.92
25-November-2009	USD 6,520,073.30

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

 By:     /s/ Steven J. Reis_____________________

Name: Steven J. Reis

Title: Authorized Signatory

Confirmed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual

capacity but solely as securities administrator

under the Trust Agreement in respect of

BASIC Asset Backed Securities Trust 2006-1

By:     /s/ Amy Doyle____________________

Name: Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53115074N3 / Risk ID: 447433486